UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2020

AUDIOEYE, INC.

(Exact name of registrant as specified in charter)

Delaware	20-2939845
State of Other Jurisdiction of Incorporation	IRS Employer Identification No.

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices / Zip Code)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class Common	Trading Symbol(s)	Name of each exchange on which registered
Stock, par value $0.00001 per share	AEYE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 13, 2020:

(1)                David Moradi, 44, a director since 2019, was appointed Interim Chief Executive Officer and Chief Strategy Officer. Mr. Moradi will continue to serve as a director. Mr. Moradi is an entrepreneur and an investor and advisor to technology companies. In September 2018, Mr. Moradi founded and became Chief Executive Officer of Sero Capital LLC, a private investment firm that focuses on growth opportunities in the technology sector. Mr. Moradi also co-founded and is Executive Chairman of First Contact Entertainment Inc., a virtual reality video game development studio. Prior to founding Sero Capital, Mr. Moradi was Founder and CEO of Anthion Management, a technology-focused fund which grew over $1B in assets under management. In 2013, Anthion was converted to a family office investing in various asset classes including early stage technology companies, public equities, corporate debt and real estate. Prior to Anthion, Mr. Moradi was a Portfolio Manager at Pequot Capital Management and an analyst and Portfolio Manager for Soros Fund Management. Mr. Moradi started his career as a special situations analyst for Imperial Capital LLC in 2000. Mr. Moradi holds a B. A. in psychology from the University of California, Los Angeles. He is also Founder and Chairman of the David Moradi Foundation, a charitable foundation supporting education and veterans. The Company and Mr. Moradi are in the process of negotiating a compensation arrangement.

(2)                Dominic Varacalli, 32, was appointed President. From June 2020, Mr. Varacalli was Chief Technology Officer of the Company. From June 2019 to May 2020, he was Founding Partner of Kickstand LLC, a software agency in Portland, Oregon. From August 2015 until May 2019, he was Director of Engineering at The Kroger Co. in Cincinnati, Ohio where he managed teams of software engineers. The Company and Mr. Varacalli are in the process of negotiating a compensation arrangement.

(3)                Heath Thompson, 60, ceased to be Chief Executive Officer. Mr. Thompson entered into a separation agreement pursuant to which he will receive six months of COBRA payments. He will also receive a separation payment of six months of salary, as provided for in his employment agreement. The Company and Mr. Thompson are negotiating a consulting agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 13, 2020, the Board of Directors of the Company amended the ByLaws to change Section 1 of Article IV. That section indicated that the officers of the Company must include a Treasurer. That reference was changed to Chief Financial Officer.

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits:

Exhibit Number	Description

99.1	Amended and Restated ByLaws as of August 13, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

August 18, 2020	AudioEye, Inc. (Registrant)

	By	/s/ Sachin Barot
Name: Sachin Barot
Tittle: Chief Financial Officer